TERM NOTE



$5,947,482                                                 New York, New York
                                                        As of August 30, 1999


A. GENERAL; TERMS OF PAYMENT

     1. DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the"Borrower"), promises to pay to the order of BANK LEUMI USA (the "Bank"), at its offices at 564 Fifth Avenue, New York, New York 10017, or at such other place as may be designated by the holder hereof in writing, in immediately available funds, the principal sum of Five Million Nine Hundred Forty-Seven Thousand Four Hundred Eighty-Two ($5,947,482) Dollars on August 1, 2000, or sooner as provided in the Credit Agreement (as hereinafter defined).

     This note is the Note referred to in that certain Amended and Restated Credit Agreement between the Borrower and the Bank, dated as of even date herewith, as such agreement may be further amended from time to time (the "Credit Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Credit Agreement. Capitalized terms used herein shall be defined as in the Credit Agreement.

     The Borrower will pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, computed on the basis of a 360-day year. The charging of interest on the basis of a 360-day year results in the payment of more interest than would be required if interest were charged on the actual number of days in the year. Interest shall be at a rate per annum which shall be equal to one percent (1%) above the rate of interest designated by the Bank, and in effect from time to time, as its "Reference Rate", adjusted when said Reference Rate changes, but in no event in excess of the maximum rate permitted by law. In no event shall interest exceed the maximum legal rate permitted for the Borrower. The Borrower acknowledges that the Reference Rate may not necessarily represent the lowest rate of interest charged by the Bank to its customers. Interest on the unpaid principal amount of the Term Loan shall be payable the first day of each month in each year, commencing on the first day of the first full calendar month after the date of this Note, at maturity (whether by acceleration or otherwise) and upon the making of any prepayment. In addition, the Borrower will pay interest on any overdue installment of principal for the


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period for which overdue, on demand, at a rate equal to three (3%) percent per annum above the rate of interest hereinabove indicated.

     2. Manner of Payment. All payments by the Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds. The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, at any date on which a payment is due under this Note, in an amount equal to any unpaid portion of such payment. If any payment of principal or interest becomes due on a day on which the Bank is closed (as required or permitted by law or other wise), such payment shall be made not later than the next succeeding business day, and such extension shall be included in computing interest in connection with such payment.

B. DEFAULT

     Upon the occurrence of an Event of Default, as defined in the Credit Agreement, the Bank may declare the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon to be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

C. MISCELLANEOUS

     1. No Wavier: Rights and Remedies Cumulative. No failure on the part of the Bank to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Borrower and the Bank.

     2. Costs and Expenses. The Borrower shall reimburse the Bank for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the Bank in connection with the enforcement of the Bank's rights hereunder.

     3. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such

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waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     4. Construction. This Note shall be governed by the laws of the State of New York, without giving effect to its choice of law principles.

     5. Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns, and the terms hereof shall inure to the benefit of the Bank and its successors and assigns, including subsequent holders hereof.

     6. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

     7. Waiver of Notice; Set-off. The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The balance of every account of the Borrower with, and each claim of the Borrower against, the Bank existing from time to time shall be subject to a lien and subject to be set-off against any and all liabilities of the Borrower to the Bank, including those hereunder.

     8. WAIVER OF TRIAL BY JURY. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY AGREEMENT, INSTRUMENT, DOCUMENT OR GUARANTEE DELIVERED PURSUANT HERETO OR PURSUANT TO THE CREDIT AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

     9. JURISDICTION, SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK AND THE UNITED STATE DISTRICT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY DOCUMENT, INSTRUMENT OR GUARANTEE DELIVERED PURSUANT HERETO OR PURSUANT TO THE AGREEMENT. IN ANY SUCH LITIGATION, THE BORROWER WAIVES PERSONAL SERVICE OF A SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE IN ANY OTHER MANNER PERMITTED BY THE RULES OF EITHER OF SAID COURTS.

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     10. EXTANT NOTE. This Note amends, restates and supercedes the Floating
Rate Promissory Note, dated March 24, 1999, made by the Borrower and Databit, Inc. to the order of the Bank.



                                            DATA SYSTEMS & SOFTWARE, INC.


                                            By:/s/ George Morgenstern
                                               --------------------------


                                            200 Route 17
                                            Mahwah, New Jersey 07430


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